UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2018 (April 16, 2018)

VITAXEL GROUP LIMITED

(Exact Name of Registrant as Specified in Charter)

Nevada	333-201365	30-0803939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wisma Ho Wah Genting, No. 35 Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	603-2143-2889

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 16, 2018 the Board of Directors of Vitaxel Group Limited (the “Company”) determined that each of the Quarterly Reports on Form 10-Q for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017 need to be revised. These revisions are necessary due to errors with respect to the (i) cost of goods sold, (ii) shares issued in January 2017 and in March 2017 and (iii) minor corrections in the revenues. Management noted an error in billing to one of its associate for goods sold to them during the two quarters of fiscal year ended December 31, 2017, necessitating changes to the financial statements for the two quarters of 2017 ending June 30, 2017 and September 30, 2017. It was also discovered that shares issued on January 4, 2017 and on March 21, 2017 were not properly recorded in the Form 10-Q for the period ended March 31, 2017. Due to miscommunications within the Company, the shares issued pursuant to the 2016 Equity Incentive Plan were not recorded. As a result of these errors, revisions need to be made to the cost of goods sold and the number of shares issued and outstanding. Accordingly, the previously filed reports should no longer be relied upon and require restatement.

Julian Thong, the Company’s accountant, has discussed the foregoing matter with B F Borgers CPA PC, the Company’s independent public auditors.

We intend to file as soon as practicable amendments to our Quarterly Reports on Form 10-Q for these periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2018	VITAXEL GROUP LIMITED

	By:	/s/ Leong Yee Ming
	Name:	Leong Yee Ming
	Title:	Chief Executive Officer